UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):	September 10, 2003

SELECT COMFORT CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota (State of Incorporation)	0-25121 (Commission File Number)	41-1597886 (IRS Employer Identification No.)

6105 Trenton Lane North Minneapolis, Minnesota (Address of principal executive offices)	55442 (Zip Code)

Registrant’s telephone number, including area code: (763) 551-7000

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

     The following exhibits are furnished as part of this report:

     99.1 Slide presentation that the company will deliver at a meeting of analysts at company headquarters on September 10, 2003.

Item 9. Regulation FD Disclosure.

     On September 10, 2003, Select Comfort will host a meeting of analysts at company headquarters. The information to be presented at this meeting is furnished as Exhibit 99.1 of this report. The presentation will be simultaneously webcast at 9:00 a.m. Central Daylight Time on September 10, 2003. An archived replay of the webcast may be accessed after approximately 1:00 p.m. Central Daylight Time on September 10, 2003, through approximately 5:00 p.m. Central Daylight Time on September 17, 2003. The webcast may be accessed at the Investor Relations section of www.selectcomfort.com.

Item 12. Disclosure of Results of Operations and Financial Condition.

     On September 10, 2003, Select Comfort will host a meeting of analysts at company headquarters. The information to be presented at this meeting is furnished as Exhibit 99.1 of this report. The presentation will be simultaneously webcast at 9:00 a.m. Central Daylight Time on September 10, 2003. An archived replay of the webcast may be accessed after approximately 1:00 p.m. Central Daylight Time on September 10, 2003, through approximately 5:00 p.m. Central Daylight Time on September 17, 2003. The webcast may be accessed at the Investor Relations section of www.selectcomfort.com.

     The information provided pursuant hereto shall not be deemed incorporated by reference by any general statement incorporating by reference this Form 8-K into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2003	SELECT COMFORT CORPORATION (Registrant) By: /s/ Mark A. Kimball

Mark A. Kimball Senior Vice President & General Counsel

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Slide presentation that the company will deliver at a meeting of analysts at company headquarters on September 10, 2003.

3